Exhibit 99.1

DOLLAR TREE TO PRESENT AT THE 9TH ANNUAL WEDBUSH MORGAN CALIFORNIA DREAMIN’ CONFERENCE

CHESAPEAKE, Va. – December 4, 2008 – Dollar Tree, Inc. (NASDAQ: DLTR), the nation's largest discount variety store chain selling everything for $1 or less, will participate in the 9th Annual Wedbush Morgan California Dreamin’ Conference, being held on December 9 – 10, at The Fairmont Miramar Hotel in Santa Monica, California.  Dollar Tree’s presentation is scheduled for Wednesday, December 10, at approximately 8:00 am PST.  Timothy J. Reid, the Company’s Vice President of Investor Relations, will discuss Dollar Tree’s business and growth plans.  A live audio-only web cast of the Company’s presentation at the Wedbush Morgan conference will be available on Dollar Tree’s web site, www.DollarTree.com/medialist.cfm.  A replay will be available within 24 hours of the presentation and can be accessed at the same location.  This replay will be available until midnight December 17, 2008.

CONTACT:	Dollar Tree, Inc., Chesapeake
Timothy J. Reid, 757-321-5284
www.DollarTree.com